As filed with the Securities and Exchange Commission on April 12, 2001.

   =========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               -------------------

                                   FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          MENTOR CAPITAL CONSULTANTS, INC.
                   (Name of small business issuer in its charter)

                               -------------------
          Delaware                    8742                    84-1569905
       (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction of      Industrial Classification    Identification Number)
       incorporation or            Code Number)
        organization)


  4940 Pearl East Circle, Suite 104
       Boulder, Colorado 80301             4940 Pearl East Circle, Suite 104
 (303) 444-7755   Fax (303) 444-0406            Boulder, Colorado 80301
    (Address and telephone number               (Address of principal
    of principal executive offices)                place of business)

                              W. Michael Bissonnette
                           Mentor Capital Consultants, Inc.
                        4940 Pearl East Circle, Suite 104
                              Boulder, Colorado 80301
                        (303) 444-7755   Fax (303) 444-0406
              (Name, address and telephone number of agent for service)

                          Copies of communications to:
                              Robert J. Philipp, Esq.
                                Kranitz & Philipp
                             2230 East Bradford Avenue
                            Milwaukee, Wisconsin  53211
                       (414) 332-2118   Fax (414) 332-4480
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          CALCULATION OF REGISTRATION FEE
                              (See following page)

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                          MENTOR CAPITAL CONSULTANTS, INC.
                       Registration Statement on Form SB-2
                                     Under
                            The Securities Act of 1933



                         CALCULATION OF REGISTRATION FEE


                                      Proposed         Proposed
Title of each class     Amount        Maximum          Maximum       Amount of
of securities to be      to be     offering price     aggregate     Registration
     registered        registered     per unit      offering price     fee
--------------------------------------------------------------------------------
Common Stock      2,000,000 shares      $2.00(1)     $4,000,000(1)  $1,000.00
--------------------------------------------------------------------------------
Warrants          1,000,000 warrants    -                 -              -

Common Stock      1,000,000 shares(2)   $3.00        $3,000,000     $  750.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Warrants          1,000,000 warrants    -                 -              -

Common Stock      1,000,000 shares(2)   $4.00        $4,000,000      $1,000.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Totals            4,000,000 shares                  $11,000,000(1)  $2,750.00(3)
                  2,000,000 warrants

  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of such warrants.
  (3) Pursuant to Rule 457(p), filing fee offset in full with $4,125 fee paid upon filing prior Form SB-2 by this Registrant (File No. 333-57066; initially filed March 15, 2001), which registration statement was withdrawn as of April 2, 2001, no sales of securities having been made pursuant thereto.

                              (Facing Page Continued)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus (Subject to Completion)
Dated April 12, 2001


                                 1,000,000 Units

                          MENTOR CAPITAL CONSULTANTS, INC.

                             Common Stock and Warrants
                          (Minimum Purchase: 6,000 Units)

  Mentor Capital Consultants, Inc. is offering a minimum of 125,000 units and a maximum of 1,000,000 units, each unit consisting of two shares of its common stock and two warrants to purchase additional shares of common stock. Each warrant will entitle the holder to purchase one share of common stock as described in this prospectus under "Description of Securities - Warrants." This is our initial public offering and no public market currently exists for our securities. The initial public offering price will be $4.00 per unit, or $2.00 per share.

  Within approximately four months following the completion of the offering, we anticipate making an application to list our common stock on the OTC Bulletin Board under the symbol "______."

            Investing in our securities involves substantial risks.
                    See "Risk Factors" beginning on page 7.

                               Price $4.00 Per Unit

                             Price to         Underwriting          Proceeds to
                              Public         Discounts and        Mentor Capital
                                              Commissions           Consultants

Per Unit...................    $4.00              -0-                 $4.00
Minimum (125,000 units)....   $500,000            -0-                $500,000
Maximum (1,000,000 units)..  $4,000,000           -0-              $4,000,000(1)

  (1) This is before deduction of offering costs, including legal fees of approximately $40,000.

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


  This is a best efforts, minimum maximum offering. We must sell the minimum offering of 125,000 units ("the Minimum Offering") if any are sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 125,000-unit Minimum Offering, but we will use our best efforts to sell all of the 1,000,000 units offered. Funds received from subscribers will be held in escrow by Grafton State Bank. Unless collected funds sufficient to purchase at least the Minimum Offering of 125,000 units are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, (the "Minimum Funds Due Date") or unless we, in our sole discretion extend the Minimum Funds Due Date for an additional 90 days, all purchase payments will be returned in full to subscribers, without interest or deduction. If the Minimum Offering is sold within the foregoing period, the offering may continue until 1,000,000 units are sold or December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

_____________, 2001

                               -------------------


                                 TABLE OF CONTENTS

                                                                       Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . .             3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .             7
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .            10
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . .            12
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . .            13
Selected Financial Data . . . . . . . . . . . . . . . . . . .            14
Plan of Operation . . . . . . . . . . . . . . . . . . . . . .            15
Business. . . . . . . . . . . . . . . . . . . . . . . . . . .            17
Management. . . . . . . . . . . . . . . . . . . . . . . . . .            22
Advisory Board. . . . . . . . . . . . . . . . . . . . . . . .            24
Certain Relationships and Related Transactions. . . . . . . .            25
Principal Stockholders. . . . . . . . . . . . . . . . . . . .            26
Description of Securities . . . . . . . . . . . . . . . . . .            27
Shares Eligible for Future Sale . . . . . . . . . . . . . . .            30
Plan of Distribution. . . . . . . . . . . . . . . . . . . . .            32
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .            33
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .            33
Where You Can Find Additional Information . . . . . . . . . .            33
Index to Financial Statements . . . . . . . . . . . . . . . .            34
Exhibit A (Subscription Agreement). . . . . . . . . . . . . .           A-1
Exhibit B (Form of Warrant) . . . . . . . . . . . . . . . . .           B-1


  Until __________, 2001 (90 days after the commencement of this offering), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       2

                                PROSPECTUS SUMMARY

  You should carefully read the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus concerning our company and the common stock being offered, including our financial statements and related notes. In this prospectus, Mentor Capital Consultants, the "company," "we," "us," and "our" refer to Mentor Capital Consultants, Inc., a Delaware corporation.

                                   Our Company

  Mentor Capital Consultants, Inc., was incorporated in the State of Delaware on March 2000, as IPO Investors Network, Inc. We changed our name on March 19, 2001 to Mentor Capital Consultants, Inc. Our principal business will be to provide a comprehensive suite of business management and marketing consulting services to pre-start up-through 5 year old emerging growth companies and the entrepreneurs that operate them. Our services will include:

  * Business Strategic Planning and Marketing Consulting Services

  We will assist our clients in assessing their industry and the competition, refining their business model, preparing a business plan, and implementing their business strategy. We will also assist with the recruitment of key personnel and senior management.

  We will review, evaluate, and refine our clients' current marketing strategy and assist in the design and development of a custom marketing plan and assist in its execution.

  * Broker-dealer Referral Services

  To the extent that our clients require advice and assistance in raising capital for their business, we have developed relationships with three broker-dealers to whom we will refer appropriately developed clients in need of underwriting and private placement services. We will not accept finder's fees for these referrals from any of the broker-dealers. The broker-dealers will review the suitability of any referred client with reference to their own standards and procedures. Following our referral, we will have no discretion or role in determining whether or when referred clients may be the subject of a private placement or small issue initial public offering.

  * Software Product-The Mentor Capitalist's Primer on Money TM

  For our consulting clients whose capital needs are either too small or for whom it is too early in their business cycle for the services of a broker-dealer intermediary, we are developing a comprehensive software package which we will offer for sale to such clients. The software will provide a comprehensive education on capital formation, including the sources, benefits and burdens of various forms of debt and equity financing as well as the various self-financing options available.

Revenues

  We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged on an hourly or a flat fee basis and may be payable in the form of cash, stock and/or warrants to purchase stock in our client companies or a combination. We will also derive revenue from the sale of our software.

Our Strategy

  We will target as consulting clients those start-ups and emerging growth businesses that we believe have exceptional growth potential, and which offer products or services with national or international sales potential. Over time, we intend to expand our marketing campaign to attract business clients in major metropolitan areas of the country.

  We will market our services and our software product through three primary means: (a) direct response advertising, including AM news and business news radio, television, and print advertising;(b) through our

                                       3

attendance and participation at industry forums, conferences, and seminars; and
(c) through traditional public relations methods. We have conducted a market test, the results of which indicated an interest in our suite of consulting services.

  We intend to expand our consulting resources by creating alliances with other businesses with expertise in business, marketing, advertising, and media buying consulting. Our business plan for future operations contemplates offering our clients a full spectrum of consulting services, including services relating to strategies and options for capital formation. To this end, we intend to either purchase a broker-dealer or register as a broker-dealer.

  We are a start-up company with minimal current revenues and a limited operating history to provide to prospective investors and are accordingly subject to all of the risks of loss and uncertainties that new companies face. See "Risk Factors."

  Our principal office is located at 4940 Pearl East Circle, Suite 104, Boulder, CO 80301. Telephone: (303) 444-7755 Facsimile: (303) 444-0406.

                                       4

The Offering

Units offered, each unit consisting of
  two shares of common stock and two
  warrants, each warrant providing for
  the purchase of one additional share
  of common stock . . . . . . . . . . . . . . . . . . . . .     1,000,000  units
Common stock outstanding before the offering. . . . . . . .    15,505,762 shares
Common stock to be outstanding after minimum offering . . . 15,755,762 shares Common stock to be outstanding after maximum offering . . . 17,505,762 shares Common stock to be subject to warrants after minimum offering 250,000 shares Common stock to be subject to warrants after maximum offering 2,000,000 shares
Proposed OTC Bulletin Board trading symbol. . . . . . . . .           TBD

  Each unit consists of two shares of common stock and two warrants to purchase additional shares of common stock at the price of $3.00 or $4.00 per share, respectively. The exercise period and other terms of these warrants, including the conditions under which they may be voluntarily redeemed by us, are fully described in this prospectus under "Description of Securities - Warrants."

  This is a best-efforts, minimum-maximum offering. Unless collected funds sufficient to purchase at least the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, (the "Minimum Funds Due Date" as defined above), or unless we, in our sole discretion, extend the Minimum Funds Due Date for an additional 90 days, the offering will terminate and no shares will be sold. If the 125,000-unit Minimum Offering is sold within the foregoing period, the company may break escrow and the offering may continue until 1,000,000 units, containing 2,000,000 shares of common stock, are sold or December 31, 2001, whichever occurs first. We are not obligated to (1) sell any number or dollar amount of our common stock in excess of the 125,000-unit Minimum Offering or (2) purchase any shares at any time. While we will use our best efforts to sell all of the units offered, we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

Use of Proceeds

  We intend to use the net proceeds of this offering principally for working capital toward the development and expansion of our business. We will apply the proceeds from the offering toward hiring key personnel, advertising and marketing costs, the development of our software product, the development and maintenance of web sites, and for the continued operation and staffing of our offices in Boulder.

  We intend to expand our management consulting business to major metropolitan areas in the United States. We will expend proceeds from the offering on the planning and execution of our expansion strategy as the amount raised prudently permits.

                                       5

Summary Financial Data

  You should read the following summary financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included in this prospectus. The information shown below as of December 31, 2000, and for the period which ended on that date, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants.

Statement of Income Data:

                                         Period from March 13, 2000 (inception)
                                                    through
                                                December 31, 2000
                                                -----------------
    Total income . . . . . . . . . . . . . . . $            9,816
    Total operating expenses . . . . . . . . . $          662,195
    Net loss . . . . . . . . . . . . . . . . . $         (652,379)
                                                       ===========
    Net loss per common share. . . . . . . . . $            (0.05)
                                                       ===========
    Weighted average common
         shares outstanding. . . . . . . . . .         13,122,186


Balance Sheet Data:
                                                December 31, 2000
                                                -----------------
    Cash and cash equivalents. . . . . . . . . $          934,233
    Total assets . . . . . . . . . . . . . . . $        1,026,684
    Long-term debt, less current portion . . . $              -0-
    Stockholders' equity . . . . . . . . . . . $          997,425

                                       6

                                  RISK FACTORS

  This offering and an investment in our common stock and warrants involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including our financial statements and the related notes, before investing in our common stock. If any of the following risks actually occurs, our business, operating results, prospects or financial condition could be seriously harmed. The trading price of our common stock could decline, and you could lose all or part of your investment.

  Our business plan advances an arguably new business model, the receptivity in the market for which is unknown and cannot be assured.

  Although our company is, and will continue to be engaged in traditional management and marketing consulting activities, we believe that the totality of our business plan and the combination of services that we expect to offer is unique. Our business model is unique in that it not only provides consulting services for businesses and marketing strategies and offers software products in areas such as capital formation and equity financing, but it also provides referral services for clients to broker-dealers. While we believe that there is a significant and growing demand for the package of services that we expect to offer, there can be no assurance as to whether or when the market will embrace our business model.

  This is a best-efforts, minimum-maximum offering, and we may not raise enough capital from the sale of our common stock to adequately fund our plans for growth and expansion.

  While we will use our best efforts to sell all of the units offered by this prospectus, we are not obligated to sell any number or dollar amount of our securities in excess of the 125,000-unit Minimum Offering, and we cannot guarantee how many units, if any, will actually be sold in this offering. From those proceeds that we are able to generate from this offering, we intend to expend all of those proceeds to grow and expand our existing business, principally by expanding our Internet site and otherwise increasing our marketing efforts. Further, if we are able to raise a sufficient amount of proceeds from this offering, we have plans to increase the number of our marketing and technology staff members. There is a possibility that we will be unable to obtain adequate financing through this offering. Should we be unable to obtain adequate financing, our growth as a company, either through expanding our Internet site, increasing our marketing efforts or increasing our staff members, may be impeded, and your investment in our company may be negatively affected.

  We cannot guarantee that an active trading market for our common stock will develop or be sustained.

  While we intend that our common stock will be quoted on the OTC Bulletin Board upon completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon the development of our business, financial conditions and operating results.

  Our stock price will be less than $5.00 per share, and sales are therefore subject to considerable additional securities rules and regulations, compliance with which may adversely affect our stock's liquidity and price.

  The initial public offering price of our common stock will be less than $5.00 per share, and no assurance can be given that the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker-dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

  Evaluation of our prospects may be more difficult in light of our limited operating history.

  Our company was formed in March 2000, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver

                                       7

our services, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.

  Our management may not be successful in applying the proceeds of this offering in a manner that increases the value of your investment.

  The net proceeds of this offering have not been allocated for specific purposes, and we will have broad discretion in determining how the proceeds will be used. You will be entrusting your funds to our management, upon whose judgment you must depend, as to the purposes which the funds will ultimately be applied. We may not be successful in spending the proceeds from this offering, whether in our existing operations or for external investments, in ways which increase our profitability or our market value, or otherwise yield favorable returns. Therefore, our lack of success in spending the proceeds from this offering may adversely affect the value of your investment in our common stock. See "Use of Proceeds" for information concerning how we plan to use the proceeds from this offering.

  We may be unable to manage growth that results from a successful offering.

  To implement our business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize on the opportunity in the market, and might cause our financial condition and results of operations to suffer. Should our financial condition and/or results of operations suffer, the value of your investment in our common stock may be adversely affected.

  Purchasers in this offering will experience immediate and substantial dilution.

  The initial public offering price of our common stock is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering at an assumed initial public offering price of $2.00 per share, you will incur immediate dilution of at least $1.63 per share and as much as $1.91 in the book value of the shares purchased from the price you pay for your stock. You will incur this dilution largely because our earlier investors paid substantially less than the initial public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.

  Provisions in our charter documents and Delaware law could prevent or delay a change in control of our company and possibly reduce the amount paid for our common stock in the future.

  Provisions of our certificate of incorporation, bylaws and Delaware law could, separately or together:

  * discourage potential acquisition proposals;
  * delay or prevent a change in control; and
  * limit the price that investors might be willing to pay in the future for shares of our common stock.

  The application of these provisions could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. See "Description of Securities - Anti-Takeover Provisions" for a further discussion of statutory and other anti-takeover provisions which may affect us. Also, our board of directors has the authority to issue up to 25,000,000 shares of preferred stock and to determine the price, voting rights, restrictions, preferences and privileges of those shares without the approval of our stockholders. The rights of holders of common stock will be subject to, and may be impaired by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control by making it more difficult for a third party to acquire a majority of our stock. In addition, the issuance of preferred stock could have a dilutive effect on our stockholders. We have no present plans to issue shares of preferred stock. However, even the potential issuance of preferred stock could reduce the price that investors are willing to pay for our common stock.

  Our key persons are not covered by employment contracts or "key person" life insurance policies and the loss of one or more key employees could adversely affect our business results and the value of your investment.

                                       8

  Our future success depends upon the continued services of our president, Michael Bissonnette and our key employees. Losing the services of Mr. Bissonnette or one or more of our key employees could have a material adverse effect on our business, financial condition, operating results and, potentially, the value of your investment in our common stock. In addition, if Mr. Bissonnette or any of our key employees joins a competitor firm or forms a competing company, the resulting loss of existing or potential clients and business relationships, including merger or acquisition candidates, could have a serious adverse effect upon our business and the value of your investment in our common stock. None of our employees, including Michael Bissonnette, is bound by an employment agreement, and these personnel may terminate their employment with us at any time. If we were to lose one or more key employees, we may be unable to prevent the unauthorized disclosure of our strategic planning, procedures, practices or client lists. In addition, we do not have "key person" life insurance policies covering any of our employees.

  Our stock price may be affected by future sales of our common stock.

  As of December 31, 2000 there were 15,505,762 shares of our common stock outstanding. We intend to register up to 2,500,000 of such shares under the Securities Act of 1933 upon the termination of this offering. If such registration is accomplished, the shares registered will be freely tradeable without restriction or further registration under the Securities Act of 1933.

  Whether or not we register up to 2,500,000 shares of our common stock outstanding as of December 31, 2000, as described above, and regardless of the period of time for which any such registration remains effective, 17,505,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold. With respect to such shares:

  * all of the shares we sell in this offering (up to 2,000,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with the provisions of Rule 144, and

  * 15,505,762 restricted shares will become eligible for sale in the public market during the year ending December 31, 2001 under Rule 144. However, of these shares, the 8,272,875 shares held by our affiliates will be subject to the volume, availability of public information, manner of sale and notice requirements of Rule 144.

  In addition, 195,058 shares of common stock are subject to options outstanding as of December 31, 2000 and up to 3,000,000 shares may be issued upon the exercise of warrants sold in this offering, provided the maximum offering is sold. See "Shares Eligible for Future Sale - Stock Options and Warrants" for information concerning the potential sale of shares subject to options and warrants.

  Sales of substantial amounts of our common stock in the public market, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. For a more detailed discussion of potential future sales by existing stockholders, see "Shares Eligible for Future Sale."

  Regardless of the number of shares sold in this offering, our directors, executive officers and their affiliates will continue to own a controlling percentage of our common stock, and the voting power of other stockholders will be limited.

  We anticipate that our directors, executive officers and their affiliates will beneficially own, in the aggregate, more than 50% of our outstanding common stock after this offering even if all of the 1,000,000 units in this offering are sold. Accordingly, if these persons act together, they will have the ability to control all matters submitted to our stockholders for approval and to exercise controlling influence over our business and affairs. This includes any determination as to the election and removal of directors and the approval of any merger or other business combination, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends on our common stock. These stockholders, acting together, may make decisions that are adverse to your interests. See "Principal Stockholders" for more information about the ownership of our common stock.

                                       9

  We do not intend to declare or pay dividends in the foreseeable future.

  We currently intend to retain earnings, if any, to support our growth strategy. Consequently, a prospective investor who needs to receive periodic dividend income should probably not invest in this offering.

  We plan to use the Internet as an important component of our business. Our inability to keep pace with the rapid technological changes associated with the Internet may affect the price of our common stock.

  We intend to use the Internet as a tool to promote our business and attract potential clients. In this connection, we plan to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs. There continues to be rapid technological changes associated with the Internet. Our inability to keep pace with such technological changes in order to achieve our goals will affect our growth as a company. If we are unable to keep up with such technological changes, our company may not develop and grow as we had planned and this may negatively affect your investment in our common stock.

  The business development network that we plan to provide clients will depend on the alliances that we form with selected companies from related industries.

  We intend to offer our clients a network that has experience in solving problems that are typically faced by emerging businesses. We plan to create such a network by forming alliances with companies in the legal, Internet, financial, marketing, and business consulting industries. We plan to increase our own ability to service the needs of emerging growth companies by leveraging the services of our alliance partners.

  Our inability to form or maintain such alliances with companies in the legal, Internet, financial, marketing, and business consulting industries, may limit our ability to service the needs of our clients. A limitation on our ability to service our clients may affect our ability to grow as a company and also adversely affect the value of your investment in our common stock.

                                       10

                                USE OF PROCEEDS

  We estimate that our net proceeds from the sale of the offering, after deducting offering expenses payable by us, will be approximately $435,000 if the Minimum Offering of 125,000 units, containing 250,000 shares of common stock is sold at an assumed offering price of $4.00 per unit and $3,935,000 if the maximum offering of 1,000,000 units, containing 2,000,000 shares is sold. We intend to use these proceeds to fund general corporate operations, including the hiring of additional staff, particularly, marketing and technology staff, the development of our software product, the maintenance of appropriate working capital reserves, as well as the establishment or acquisition of a broker-dealer firm.

  The following table shows expected uses of proceeds, assuming the maximum number of shares are sold, as well as if only 250,000 shares are sold, the minimum offered.

  Because this is a best-efforts, minimum-maximum offering, we can give you no definite assurance as to how much of our common stock, if any, will actually be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                          250,000 shares       2,000,000 shares
                                              sold                  sold

Marketing and Technology Staff (1)         $100,000                $1,100,000
Marketing Expenses      (2)                $100,000                $1,250,000
Software Development                       $ 50,000                $  100,000
Acquisitions (3)                           $ 50,000                $  100,000
Working Capital                            $135,000                $1,385,000
Estimated Offering Expenses                $ 65,000                $   65,000

Totals:                                    $500,000                $4,000,000

  (1) We anticipate these funds to be used for staff salaries. To the extent that only the minimum is raised, we would hire only a couple of additional staff members. The funds would pay their salaries for approximately one year. Should the maximum be raised, we may hire either up to 10 marketing and technology staff members and pay their salaries for approximately one year, or, hire fewer staff members and apply the funds raised to salaries for a longer period of time.

  (2) Marketing Expenses will include the purchase of television, radio and print advertising, as well as the development and maintenance of websites.

  (3) We intend to purchase or form a broker-dealer business to meet our clients' capital formation needs.

  The above numbers reflect our best estimates at this time. We anticipate that the proceeds from the offering, combined with current working capital, will be sufficient to allow us to continue operating for at least the next twelve months. Even if we raise only the minimum amount of the offering, our management believes that it will have sufficient funds to continue operations for at least the next twelve months, but may have to reduce the rate of its growth and expansion.

  If our company and its management determine that the intended use of proceeds described above is inadvisable or impractical, we reserve the right to vary the application and amount of its use of proceeds as it deems advisable, given all known facts and circumstances.

  Pending our use of the proceeds of this offering, we intend to invest the proceeds of the offering in short-term, investment grade, interest bearing securities.

                                       11

                                 DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.

                                       12

                                    DILUTION

  Our net tangible book value as of December 31, 2000 was approximately $997,425, or $0.06 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering if the minimum offering of 125,000 units, containing 250,000 shares of common stock, is sold, and also at certain arbitrarily determined sales levels in excess of the minimum (ie., 1,000,000 shares, 2,000,000 shares and 3,000,000 shares), at a public offering price of $4.00 per unit, or $2.00 per share, in all cases after deduction of estimated offering expenses payable by us. At the sales levels indicated, our pro forma net tangible book value at December 31, 2000 would have been $1,432,425, $2,932,425, $4,932,425 or $6,932,425, respectively, or $0.09,
$0.18, $0.28 or $0.37, respectively, per share of common stock, representing an immediate increase in net tangible book value of $0.03, $0.12, $0.22 or $0.31, respectively, per share to existing stockholders and immediate dilution of $1.91, $1.82, $1.72 or $1.63, respectively, per share to new investors.


                       Number of shares of common stock sold in the offering (1)

                                            250,000    1,000,000    2,000,000
                                             Shares     Shares       Shares
                                            -------    ---------    ---------
Initial public offering
price per share. . . . . . . . . .            $2.00        $2.00        $2.00
Net tangible book value
before the offering. . . . . . . .             0.06         0.06         0.06
Increase in net tangible
book value attributable
to new investors . . . . . . . . .             0.03         0.12         0.22
Pro forma net tangible
book value per share
after the offering . . . . . . . .             0.09         0.18         0.28
Dilution per share to new
public investors . . . . . . . . .            $1.91        $1.82        $1.72

  (1) The numbers of shares of common stock shown as sold in the above table, in excess of the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus in excess of the minimum will be sold. See "Risk Factors" and "Underwriting" for additional information concerning this best-efforts, minimum-maximum offering.

  The following table summarizes, on a pro forma basis as of December 31, 2000, after giving effect to the sale of the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, the difference between the number of shares of common stock purchased from Mentor Capital Consultants, the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering at an assumed initial public offering price of $4.00 per unit, or $2.00 per share of common stock, and before deduction of estimated offering expenses payable by us:

                                Shares           Total               Average
                              Purchased        Consideration       Consideration
                          Amount   Percent    Amount   Percent    Paid Per Share
                         -------- ---------  -------- ---------  ---------------
Existing
  stockholders. . . .  15,505,762   98.4%  $1,648,253   76.7%         $0.11
New public
  investors(1). . . .     250,000    1.6%     500,000   23.3%         $2.00
                       ----------  ------   ---------  ------        -------
  Total . . . . . . .  13,755,762  100.0%  $2,148,253  100.0%

  (1) If sales levels of 1,000,000 shares, and 2,000,000 shares are assumed for purposes of illustration only, at an assumed initial public offering price of $2.00 per share, the percent of total shares sold which are purchased by new investors would be 6.1%, and11.4%, respectively; and the aggregate consideration paid by new investors would be $2,000,000, or $4,000,000, respectively, or 54.8%, or 70.8%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any of the units offered by this prospectus will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                       13

                            SELECTED FINANCIAL DATA

  You should read the following selected financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included elsewhere in this prospectus. The information shown below as of December 31, 2000, and for the period from March 13, 2000 (inception) through December 31, 2000, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants.

Statement of Income Data:
                                         Period from March 13, 2000 (inception)
                                                    through
                                                December 31, 2000

    Total revenues . . . . . . . . . . . . . . $        9,816
    Total costs and expenses . . . . . . . . .        662,195
                                                     ---------
    Net income (loss). . . . . . . . . . . . . $     (652,379)
                                                     =========
    Net income (loss) per common share . . . . $        (0.05)
                                                     =========
    Weighted average common
         shares outstanding. . . . . . . . . .     13,122,186


Balance Sheet Data:
                                                December 31, 2000

    Cash and cash equivalents. . . . . . . . . $      934,233
    Total assets . . . . . . . . . . . . . . . $    1,026,684
    Long-term debt, less current portion . . . $          -0-
    Stockholders' equity . . . . . . . . . . . $      997,425

                                       14

                                PLAN OF OPERATION

  Certain of the information discussed in this prospectus, and in particular in this section entitled "Plan of Operation," contains forward-looking statements that involve risks and uncertainties that might adversely affect our operating results in the future in a material way. Such risks and uncertainties include, without limitation, our possible inability to obtain additional financing, loss of personnel, rate changes, technological changes and increased competition. Many of these risks are beyond our control. We are not entitled to rely upon the "safe harbor" provisions of Section 27A of the Securities Act of 1933 or
Section 21E of the Securities Exchange Act of 1934 when making forward-looking statements.

Overview

  Since its inception in March 2000, Mentor Capital Consultants has been principally engaged in raising capital for and structuring its business.

  We will charge fees for the various services provided to our clients on either an hourly or flat fee basis, depending on the nature and extent of services performed for our client companies. Compensation received will be in the form of cash, stock in the client company, warrants to purchase stock or a combination thereof. We will also derive revenue from the sale of our software product.

  Our ability to achieve revenue and profitability will be dependent on our ability to attract as clients start-up and emerging growth companies that recognize the value of our consulting services. We plan to market our services utilizing direct marketing methods, traditional public relations, our participation in industry conferences and seminars, and the Internet.

Plan of Operation

  Our plan of operation for the next twelve months is to:

  * prepare a marketing campaign to attract small and medium sized businesses in need of our consulting services;
  * expand our staff to include individuals with the necessary skill sets to provide our consulting services to those clients; and
  * continue to develop relationships within the investment banking community necessary to service our clients.

  Together with the funds we have currently available, if we raise the minimum amount in this offering, we believe that we will have sufficient cash to fund our planned operations for at least the next twelve months. Additional capital will be needed in the future if the minimum is all we raise. To the extent we raise any amount in excess of the minimum, we will be able to more expeditiously pursue our business plan.

Early-Stage Activities

  Since its inception, Mentor Capital Consultants has been in the development stage engaged primarily in raising capital and has not generated significant revenue.

  During the period prior to July 1, 2000, we primarily utilized services of outside professionals rather than employees. Since inception through December 31, 2000, our cost for such services was $186,690. We hired four full-time employees as of July 1, 2000, and have since supplemented that number with four additional full-time employees and seven part-time employees. As a result, we anticipate that consulting costs will be reduced in the future, and salary costs will increase. Other expenses during this period consisted of general administrative expenses totaling $137,548.

  At December 31, 2000, we had incurred a net loss of ($652,379).

                                       15

  Liquidity and Capital Resources

  At December 31, 2000, we had cash of $934,233 and working capital of $904,974. To date, our principal source of liquidity has been the sale of our common stock, from which we have received $1,577, 4558.

  Our cash flows used for operations resulted in net cash used for operating activities through December 31, 2000 of ($542,682). We have expended $102,074 for investing activities, including the purchase of furniture and equipment.

Seasonality

  We do not believe that our business will be seasonal.

Impact of Inflation

  We have not been affected by inflation to date, and do not expect inflation to have a significant effect on operations in the foreseeable future.


                                       16

                                    BUSINESS

  Mentor Capital Consultants, Inc. was organized in March 2000 as IPO Investors Network, under the laws of Delaware. We changed our name to Mentor Capital Consultants, Inc. on March 19, 2001. Since inception, our preliminary organizational functions, including market research, hiring of staff, and the development of marketing and communication modes and methods have been funded by private investment raised pursuant to Rule 506 of Regulation D promulgated by the Securities and Exchange Commission ("SEC").

Synopsis of our Business

  Our principal business will be to provide a comprehensive suite of business management and marketing consulting services to pre-start up through 5-year-old emerging growth companies and the entrepreneurs that operate them.

  We will offer consulting services in a wide range of business disciplines for new and emerging companies, including: strategic planning, business plan development, marketing, media buying, and management recruiting. To address our clients' needs for information on capital formation, we are developing an off-the-shelf software product which will provide entrepreneurs a comprehensive overview of the various means and methods of raising capital. We will also provide broker-dealer referral services, as needed, for appropriate clients.

Business Strategic Planning and Marketing Consulting Services

  Entrepreneurs launching new businesses often lack the skills and experience to build a successful and sustainable organization. A study published in a recent issue of the Harvard Business Review (November-December 2000) describes how various types of business incubators and mentor capitalists have stepped in to fill the vacuum left as venture capitalists have become increasingly focused on narrow business fields, such as high technology.

    "[Business Architects] help entrepreneurs create and refine a business model, find top talent, build business processes, [and] test their ideas in the marketplace [.] They are a key piece of the value creating ecology in Silicon Valley. And as Net fever subsides and the word profitability reenters people's vocabulary, these business architects will play a greater role in the creation of vital new businesses." Harvard Business Review, November/December 2000.

  The company will provide small businesses and their entrepreneurs a comprehensive suite of business, marketing, and strategic planning services.

  On behalf of such clients we will:

  * Interview management and relevant experts in order to understand their business; we will conduct a SWOT (strengths, weaknesses, opportunities, and threats) analysis of their business, review the company's business plan, if any, and research the company's products, services, market potential, competition, growth objectives, and capital requirements.

  * Provide strategic planning services, assisting management in the development and refinement of their core business model;

  * Assist in the writing or refining of a business plan;

  * Assist in the execution of their business strategy; and

  * Provide management recruiting services

                                       17

  With specific regard to marketing consulting, we will:

  * Review and evaluate current market strategies and assist in the development of a comprehensive marketing plan;

  * Identify target markets and develop a marketing methodology to reach these markets;

  * Design advertising and marketing campaigns and assist in media buying strategies; and

  * Assist in recruiting key marketing and sales personnel.

Business Development Network - Alliance Program

  The Company plans to increase its ability to service the needs of emerging growth companies by leveraging the services of select companies in the legal, Internet, financial, marketing and business consulting industries. The alliances we establish with these companies will collectively be known as our "business development network." By providing access to the services of our alliance partners, the Company will permit its clients to evolve more fully and effectively, while allowing them to focus on their core business.

  By aligning ourselves with companies that specialize in working with emerging growth businesses, we intend to offer our clients a network that has experience in solving the problems typical of emerging businesses. The Company also believes that a broad base of alliance partners will enhance our exposure to additional potential clients. Should we choose to expand this model, it may be used to assist in our own growth by allowing us to provide a variety of services in a location without necessarily having to establish an office in that area.
We have not yet established any business alliances.

Revenues

  We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged on an hourly or a flat fee basis and may be payable in the form of cash, stock and/or warrants to purchase stock in our client companies or a combination. We will also derive revenue from the sale of our software.

Broker-dealer Referral Services

  To facilitate our consulting clients' needs for capital formation advice and services, we have developed relationships with three broker-dealers to whom we may refer appropriate clients for the purpose of participating in best efforts underwritings such as: small issue initial public offerings, post IPO offerings, and private placements.

  The broker-dealers with whom we have established referral relationships are:
Blake Street Securities, 1860 Blake Street, Suite 500, Denver, CO 80202, Liss Financial Services, Inc., 424 East Wisconsin Avenue, Milwaukee, WI 53201 and A CAP Financial, Inc, 47 West 200 South American Plaza, #101, Salt Lake City, UT 84101. We intend to seek additional relationships with other broker-dealers.

  The determination of whether or when to proceed with an offering on behalf of referred clients will be at the sole discretion of the broker-dealer, based on that firm's standards and procedures. We will have no role or discretion in this determination. Similarly, we will not receive any finder's fees from the broker-dealers for our referrals.

  Our business plan contemplates either the future purchase of a broker-dealer, or the Company becoming registered as a licensed broker-dealer. Until such time as we have accomplished one or the other of these goals, we will refer our clients for the provision of all such services to one of three broker-dealers.

  Between now and the time when we have either purchased a broker-dealer or the Company has registered as a broker-dealer, we will not engage in any activity that would subject us to being licensed as a broker-dealer, investment company or investment advisor.

                                       18

Software Product-The Mentor Capitalist's Primer on Money TM

  For our consulting clients whose capital needs are either too small or for whom it is too early in their business cycle for the services of a broker-dealer intermediary, we are developing a comprehensive software package which we will offer for sale to such clients. The software will provide a comprehensive education on capital formation, including the sources, benefits and burdens of various forms of debt and equity financing as well as the various self-financing options available.


Marketing Strategy

  Our target market consists of entrepreneurs and early stage businesses with products or services that we perceive as having compelling features and benefits unique to the marketplace, with national or international sales potential.

  We have developed a multi-pronged marketing strategy that we believe will generate interest from companies that meet our criteria. Our marketing strategy has been influenced by information we gathered as result of a market test we conducted at the beginning of 2001.

Market Research

  Beginning on January 4, 2001, we conducted a market research test. Initially, we ran a 60 second test ad promoting our marketing and business consulting services on a Denver AM business news radio station. We later expanded the test by adding two additional AM business news stations on which to run the ad. The ad ran for approximately 75 days and cost approximately $30,000. We had several purposes for the test. First, we wanted to confirm the extent of the demand for our business and marketing consulting services in the Denver metro area. We also wanted to test the efficacy of AM radio, particularly news and business news programs, as a means by which we might reach our target market, as well as have an opportunity to assess the quality of the businesses responding to our ad. Finally, we hoped that through conversations with the entrepreneurs responding to our ad, we could learn more about the type of consulting services that emerging businesses were most interested in.

  During the 75 days that we ran the test ad, we received more than 300 responses from entrepreneurs and business executives at many different stages in their business cycles. The market test generally confirmed an interest in the types of business and marketing consulting services we offer. It also revealed a broad range in the quality of businesses likely to seek the type of management and business consulting services we offer. In addition, we learned that many small businesses and the entrepreneurs behind them are interested in raising capital to fund and grow their operations, but lack the knowledge of how to go about locating capital for their business. It was this information which contributed to the idea that we develop a software program which would offer entrepreneurs a comprehensive education regarding capital formation, sources of capital, self-financing options, and the benefits and burdens associated with certain capital raising options. Similarly based was our decision to establish relationships with broker-dealers to whom we could refer clients in need of capital raising consulting services.

Marketing Methods

  Based on the results of the market test, we plan to use the following marketing methods:

  We intend to run ads promoting our consulting services as well as our software on AM news and business news radio, in local business newspapers and magazines such as the Denver Business Journal, as well as local and cable television business programs such as Bloomberg's Reports and CNBC's Squawk Box.

  We also intend to attend conferences, seminars, and trade shows held by entrepreneurial associations, venture associations, and business angel groups. Whether it be in the role of exhibitor, speaker, or attendee, we

                                       19

expect that our company will use these gatherings as occasions to promote our company and the services and solutions we can offer entrepreneurs and their emerging businesses.

  We intend to launch a public relations campaign that will include press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services.

  Finally, we intend to use the World Wide Web as a tool to promote our business and attract potential clients. We believe that entrepreneurs are increasingly using the web as a resource to aid them in building their businesses. To this end, we intend to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs.

Future Growth Strategy

  It is our intention to expand our management and marketing consulting services to other major metropolitan areas in the United States. The time frame and extent to which we accomplish this expansion will depend on the amount raised in this offering.

  In addition, to enable us to fully service the needs of our business clients, including their need for consulting on the key issue of capital and when and how best to raise capital to fund their business' growth, an important element of our future strategy is either to purchase a broker-dealer or become registered as a broker-dealer.

Competition

  We compete in a rapidly changing marketplace that is intensely competitive and our ability to compete depends on many factors. Because our business model straddles the worlds of management consulting, marketing, and finance, we will have potential competition in each of these three areas, and there is no assurance that we will be successful in achieving our competitive goals. See "Risk Factors."

  As a management and business consultant, Mentor Capital Consultants faces considerable competition from a broad spectrum of business consultants, management consultants, attorneys, and accountants. In addition to established management consulting businesses such as Andersen Consultants, now Accenture, and KPMG Consulting, there are many smaller "boutique" management and marketing consultants from which we will also face intense competition.

  As marketing consultants, we face competition from advertising agencies, public relations firms, and regional and local marketing firms. Our software product will compete in a marketplace filled with financial education software and other business and capital raising tutorials.

  Many of our existing competitors, as well as a number of potential new competitors have operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our Company. This may allow them to devote greater resources than our Company is able to the development and promotion of its services. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

  New market entrants pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering this market or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

  Mentor Capital Consultants will use the Internet as an important component of its business, and will thus be subject to the intense competition and rapid technological change associated with the Internet.

                                       20

Legal Proceedings

  Neither our company nor any of our officers or directors is, or has ever been, a party to any legal proceeding material to our company.

Personnel and Facilities

  We have commenced operations and hired a staff of fifteen persons, comprised of eight full-time employees and seven part-time employees and consultants. We believe that our relations with our employees are good. We intend to perform most of our functions through our own personnel, but we expect to purchase some services from other professionals and experts, such as attorneys, accountants, and tax planning personnel.

  We operate our business from 2,000 square feet of office space located in Boulder, Colorado, which we rent on a month-to-month basis from a non-affiliated person. The space is adequate and sufficient for our current and reasonably foreseeable operations. Upon the termination of our current rental, we expect that we will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.

                                       21

                                   MANAGEMENT

Directors and Officers

  The following table shows the names and ages of our directors and officers and the positions they hold with our company.

Name                   Age     Position

Michael Bissonnette     52     Chief Executive Officer, President,
                               Treasurer and Director
John K. Thompson        39     Vice President
Elizabeth B. Lane       41     Secretary and Director
Richard A. Kranitz      56     Director

  Michael Bissonnette has been the President, Treasurer and a director of Mentor Capital Consultants since founding our company in March 2000. From 1994 to 2000, Mr. Bissonnette was self-employed as a private investor, having retired in 1993 from Voice Powered Technology International, a company which he founded in 1989 and which developed and manufactured advanced, low-cost voice powered recognition technology and related equipment for consumer products such as VCRs; he was the President and a director of Voice Powered Technology International from 1989 to 1993. From 1977 to 1989, Mr. Bissonnette was the President and a director of Knight Protective Industries, Inc., a home security business that he founded in 1977.

  John K. Thompson has been a Vice President and director of Mentor Capital Consultants since March 2001. From 1990-1999, Mr. Thompson held senior management positions of increasing responsibility at CareerTrack, an $80 million-dollar training company built upon the innovative use of direct mail and telesales. At the time of his departure from CareerTrack in 1999, he was Sales and Marketing Manager.

  From 1999 until 2000, Mr. Thompson was the Director of Marketing at Productivity Point International (PPI), a $150 million-dollar leader in the computer training industry.

  Immediately prior to joining Mentor Capital Consultants, Mr. Thompson was President of Innovative Marketing Solutions, a marketing consulting agency, which he owned.

  Elizabeth B. Lane has been the Secretary and a director of Mentor Capital Consultants since our inception in March 2000. Previously, from 1993 to 2000, Ms. Lane was General Counsel for Colorado Commodities Management Corporation, a commodities trading advisor which managed as much as $600 million in client assets; she also served as Director of Investor Relations, from 1997 to 2000, and Operations Manager, from 1995 to 1996. From 1994 to 2000, Ms. Lane was also general counsel for one of Colorado Commodities' wholly owned subsidiaries, CCM Asset Management Corporation (CCMA), a registered investment advisor. During her tenure at Colorado Commodities Ms. Lane received her Series 63, 65, 2, and 3 licenses.

  Richard A. Kranitz has been a director of Mentor Capital Consultants since our inception in March 2000. From 1984 to the present, he has been a senior partner in the law firm of Kranitz & Philipp, specializing in securities, banking and business law. Mr. Kranitz is a director of the Grafton State Bank.

  All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

  See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

                                       22

Management Compensation

  Directors. Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

  Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to Mentor Capital Consultants in all capacities during the fiscal year ending December 31, 2000. Such compensation has been reported for the period from March 13, 2000 (inception) through December 31, 2000. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers." Because no executive officer of our company was paid more than $100,000 for our initial fiscal year, ending December 31, 2000, only compensation paid by us to our Chief Executive Officer is included in the table.

                                    Annual Compensation            All Other
Name and Principal Positions     Year   Salary($)   Bonus($)     Compensation($)
-----------------------------    ----   ---------   --------     ---------------
Michael Bissonnette . . . . .    2000   $77,083(1)     -                -
  Chief Executive Officer,
  President, Treasurer
  and Director

  (1) Includes compensation received from March 13, 2000 (inception) through December 31, 2000.

  Option Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for the period from March 13, 2000 (inception) through December 31, 2000.

  Option Exercises in 2000 and Aggregate Option Values at December 31, 2000. No options have been exercised by our Chief Executive Officer, our only named executive officer, during fiscal 2000. As of December 31, 2000, no unexercised options were held by our Chief Executive Officer.

Limitation of Liability and Indemnification

  Our bylaws provide for the elimination, to the fullest extent permissible under Delaware law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Delaware law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                                       23

ADVISORY BOARD

  Mentor Capital Consultants has organized an Advisory Board of key individuals with experience in corporate finance, entrepreneurship, securities law, and business accounting. We will draw on the expertise of the advisory board, as needed, to provide our clients with additional management, marketing and financial consulting services.

  Current members of the Advisory Board are:

  * Michael Bissonnette: Mr. Bissonnette is the President and founder of Mentor Capital Consultants.

  * Richard Furber: Mr. Furber is a former President of Dean Witter International and Managing Director of Lehman Brothers. While at Lehman, Mr. Furber had a key role in the evaluation of scores of companies seeking underwriting services from Lehman Brothers. He had significant involvement in every aspect of the public offering process of hundreds of high growth companies underwritten by Lehman Brothers. Currently, Mr. Furber is the CEO and founder of MediMerge Group LLC and sits on the boards of Intelidyne, Inc., Encap, Inc., and Advanced Health Technologies;

  * Ralph Bellizzi, CBI, CBC, SBA: Mr. Bellizzi is the founder, President and Colorado Licensed Principal Broker of Aaron Bell International, Inc., a firm specializing in business market analysis, mergers, and acquisitions. During his more than 30 years experience in business sales, strategic business planning, equity funding, and business organization, Mr. Bellizzi has founded and built 17 companies.

  * Richard A. Kranitz: Mr. Kranitz is an attorney specializing in securities regulation, corporate finance, and business planning. In his more than 30 years of practice, Mr. Kranitz has formed more than 100 new businesses and served as an officer and/or director of over 30 of those businesses. He currently serves as a director of Mentor Capital Consultants.

  * Bradley J. Fehn, CPA: Mr. Fehn is a former senior auditor with KPMG Peat Marwick, Mr. Fehn is the Director of Finance for isherpa.com, one of the largest incubators in the State of Colorado. He has considerable expertise in the creation and execution of complex financial modeling for new businesses, as well as valuation analysis and strategic partner planning and agreement negotiation.

  Upon the sale of the Minimum Offering, members of the Advisory Board will be compensated on a quarterly basis with a cash fee of $2,500 per quarter and 2,500 shares of stock.

                                       24

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions

  At the inception of Mentor Capital Consultants, our president, Michael Bissonnette, sold certain assets to us, consisting primarily of furniture, computers and software, for the aggregate price of $55,000. Such amount was determined by our board of directors to be the "fair market value" of such assets. The transaction was disclosed and approved in accordance with the procedures described below under "Certain Relationships and Related Transactions
- Conflicts of Interest."

  We have no loans outstanding to any of our directors or officers.

Conflicts of Interest

  Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

  From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of Mentor Capital Consultants and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

  Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of Mentor Capital Consultants and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to Mentor Capital Consultants at the time it is authorized or approved by our directors.

                                       25

                               PRINCIPAL STOCKHOLDERS

  The following table sets forth as of December 31, 2000 and as adjusted to reflect the sale of the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

  * each person known by us to beneficially own more than 5% of our common stock;
  * each of our directors;
  * each officer and our director; and
  * all of our directors and executive officers as a group.

  We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.

                        Shares beneficially owned     Shares beneficially owned
Name and Address of         prior to offering          after minimum offering(1)
Beneficial Owner            Number   Percent                Number   Percent
----------------------     --------  -------               --------  -------
W. Michael Bissonnette. . 8,116,750    52.3%              8,116,750    51.5%
4940 Pearl East Circle
Boulder, Colorado 80301

John K. Thompson. . . . .   100,000     0.6%                100,000     0.6%
4940 Pearl East Circle
Boulder, Colorado 60301

Elizabeth B. Lane . . . .    36,125     0.2%                 36,125     0.2%
4940 Pearl East Circle
Boulder, Colorado 60301

Richard A. Kranitz. . . .   120,000     0.8%                120,000     0.8%
1238 Twelfth Avenue
Grafton, Wisconsin 53024

Diane Paoli . . . . . . . 1,250,000     8.1%              1,250,000     7.9%
202 State Street A
Santa Barbara, California

All directors and
  executive officers as
  a group (3 persons) . . 8,372,875    54.0%              8,372,875    53.1%

  (1) Because this is a best-efforts, minimum-maximum offering, we cannot guarantee that all or any part of the common stock offered in excess of the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 1,000,000 shares or 2,000,000 shares, ownership percentages would be as follows:

                                     Assumed number of shares of common stock
                                               sold in the offering
                                     ----------------------------------------
                                              1,000,000         1,500,000
                                               Shares            Shares

W. Michael Bissonnette . .                       49.2%             46.4%
John K. Thompson . . . . .                        0.6%              0.6%
Elizabeth B. Lane. . . . .                        0.2%              0.2%
Richard A. Kranitz.. . . .                        0.7%              0.7%
Diane Paoli. . . . . . . .                        7.6%              7.1%
Directors and executive officers
  as a group . . . . . . .                       50.1%             45.9%

                                       26

                           DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2000, 15,505,762 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

  Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Mentor Capital Consultants without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

  General. The two warrants to purchase common stock which are components of the units offered by this prospectus are exercisable in whole at any time or in part from time to time (provided that at least 100 shares, or an integral multiple thereof, must be purchased upon each such partial exercise), at the prices, respectively, of $3.00 and $4.00 per share of common stock purchased.

  The warrants will be exercisable for a period of eighteen months, commencing six months following the date of this prospectus relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Thereafter, each warrant will expire and become void and of no value. The company plans to keep this prospectus current to allow warrant holders to be able to exercise their warrants prior to their expiration.

  Registration and Transfer. Warrants may not be transferred or exercised unless (1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. Mentor Capital Consultants has undertaken to use its best efforts to register the warrants and the common stock issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, under the Securities Act of 1933 and the securities laws of the jurisdictions in which units are sold. The warrants will be registered at the office of Grafton State Bank, Grafton, Wisconsin, the warrant agent, and are transferable only at such office by the registered warrant holder (or duly authorized attorney) upon surrender of the warrant certificate,

                                       27

with the form of "Assignment" appearing on the certificate completed and executed. No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

  Exercise of Warrants. In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Grafton, Wisconsin prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Payment shall be by certified funds or cashier's check payable to "Grafton State Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants that remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Grafton, Wisconsin for surrender of warrants in the case of transfer or exercise.

  Redemption. Commencing six months following the initial effective date of the registration statement relating to this offering, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, Mentor Capital Consultants may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds $5.00 per share for 20 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

  In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

  Adjustments; Rights of Holders. The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of the Company. In the event of the liquidation, dissolution or winding up of Mentor Capital Consultants, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of warrant appearing elsewhere in this prospectus. See Exhibit B.

Limitation of Director Liability

  Section 180.0828 of the Delaware General Corporation Law, or DGCL, provides that our directors can be held personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and willful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Mentor Capital Consultants and its shareholders.

Indemnification

  Under our Certificate of Incorporation and the DGCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (1) if the officer or director is successful in the defense of an action brought against him or her and (2) if the officer or director is not successful in the defense of an action brought against him or her, unless, in the latter case only, it is determined that the director or officer breached or failed to perform his or her duties to Mentor Capital Consultants and such breach or failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Our bylaws provide for the indemnification of our directors and officers by us to the fullest extent permitted by Delaware law.

                                       28

Anti-Takeover Provisions

  Delaware Law. Upon the effectiveness of this offering, we expect to become subject to Section 203 of the DGCL, which regulates corporate acquisitions, prevents certain public Delaware corporations from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. For purposes of DGCL Section 203, a "business combination" includes, among other things, a merger or consolidation involving Mentor Capital Consultants and the interested stockholder and the sale of more than 10% of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of Mentor Capital Consultants and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

  Number of Directors; Removal; Vacancies. Our bylaws currently provide that we may have up to seven directors. The authorized number of directors may be changed by amendment of the bylaws. The bylaws also provide that our board of directors shall have the exclusive right to fill vacancies on the board, including vacancies created by expansion of the board or removal of a director, and that any director elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Amendments to the Certificate of Incorporation. The DGCL provides authority to Mentor Capital Consultants to amend its certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our certificate of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

  Anti-Takeover Consequences. Certain provisions of our certificate of incorporation and bylaws may have significant anti-takeover affects, including the inability of our shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

Transfer Agent and Registrar

  We are currently the transfer agent and registrar for our common stock. Grafton State Bank, the warrant agent, is the transfer agent and registrar for our warrants.

                                       29

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities.

Registration of Outstanding Shares

  Immediately upon the termination of this offering, we intend to register up to 2,500,000 of the currently outstanding 15,505,762 shares of our common stock under the Securities Act of 1933. Pursuant to such registration, the holders of such shares will be entitled to sell their common stock at various times as follows:

  * on the OTC Bulletin Board (or any other exchange on which the shares may be listed); in the over-the-counter market;

  * in negotiated transactions other than on such exchange;

  * by pledge to secure debts and other obligations;

  * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  * in a combination of any of the foregoing transactions.

Sales of Restricted Shares

  Notwithstanding the registration of up to 2,500,000 shares of our common stock outstanding as of December 31, 2000, as described above, or the period of time for which any such registration remains effective, 17,505,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold. All of the shares we sell in this offering (up to 2,000,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, Mentor Capital Consultants.

  The 15,505,762 shares of common stock outstanding as of the date of this prospectus, 8,272,875 of which are held by our affiliates, will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as in the case of the 2,500,000 shares to be registered as described above under "Shares Eligible for Future Sale - Registration of Outstanding Shares," or are exempt from such registration.

  15,505,762 restricted shares will become eligible for sale in the public market during the year ending December 31, 2001 under Rule 144, including the volume, manner of sale and notice requirements of the Rule, as follows:

  * approximately 11,882,500 shares will become eligible during the first quarter;

  * approximately 306,045 shares will become eligible during the second quarter;

  * approximately 1,430,580 shares will become eligible during the third quarter; and

  * approximately 1,886,637 shares will become eligible during the fourth quarter.

                                       30

Stock Options and Warrants

  As of December 31, 2000, 195,058 shares of our common stock are subject to outstanding options. 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement, and 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 115,058 of such options are held by our affiliates, and 80,000 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

  Up to 2,000,000 shares of common stock may be issued upon the exercise of warrants sold in this offering, which will be exercisable for a period of eighteen months, commencing six months following the initial effective date of the registration statement relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All such shares are included in the registration statement relating to this offering and, provided such registration statement is effective at the time of sale, will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our affiliates which generally may only be sold in compliance with the provisions of Rule 144. If such registration statement is not effective at the time of sale, non-affiliates generally must comply with Rule 144 in order to make public sales.

Rule 144

  In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  * 1% of the then outstanding shares of common stock, or approximately 185,058 shares immediately after this offering, assuming the entire offering is sold, or

  * the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

                                       31

                                PLAN OF DISTRIBUTION

  As of the date of this prospectus, we anticipate selling all of the units offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker-dealer for the purpose of selling the units offered by this prospectus, we will amend our registration statement to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the offering. In the view of the SEC's Division of Corporation Finance, any broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933. Prior to the participation of any broker-dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

  This is a best-efforts, minimum-maximum offering. Neither we nor any other person is obligated (1) to sell any number or dollar amount of our common stock in excess of the 125,000-unit or 250,000 share Minimum Offering or (2) to purchase any number or dollar amount of shares at any time. We will use our best efforts to sell all of the common stock offered by this prospectus. However, we cannot guarantee how much stock in excess of the required minimum, if any, will actually be sold in this offering. See "Risk Factors" for additional information concerning this type of offering.

  All funds received from subscribers for units will be held in escrow by Grafton State Bank, Grafton, Wisconsin, as escrow agent, pursuant to an agreement between us and the escrow agent. Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term United States government securities, securities guaranteed by the United States government, certificates of deposit or time or demand deposits in commercial banks located in the United States.

  Unless collected funds sufficient to purchase at least the Minimum Offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, the offering will terminate and all funds received from subscribers will be promptly returned in full by the escrow agent directly to subscribers, without interest or deduction, as provided in the escrow agreement. Following the sale of at least 125,000 units or 250,000 shares of stock, within the foregoing period, we will have met the escrow requirements and may continue to offer our common stock for sale until (1) 1,000,000 units, containing 2,000,000 shares of common stock, are sold or (2) December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

  To purchase units in this offering, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "Grafton State Bank, Escrow Agent."

  We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction, pursuant to the terms of the escrow agreement. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell units to any person at any time.

  Prior to this offering, there has been no public market for our securities. The initial public offering price of the units and the warrant exercise prices have been arbitrarily determined by us and is not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the initial offering price include the history of and the prospects for Mentor Capital Consultants and the industry in which we operate, our past and present operating results and the trends of such results, our financial condition, the experience of our management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of this offering.

                                       32

                                  LEGAL MATTERS

  The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard
A. Kranitz, a director and a holder of 120,000 shares of common stock in our Company, is a partner in the firm of Kranitz & Philipp.

                                     EXPERTS

  Van Dorn & Bossi, independent accountants, have audited our financial statements as of December 31, 2000, and for the period from March 13, 2000 (inception) through December 31, 2000, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance upon the report of Van Dorn & Bossi, given on their authority as experts in auditing and accounting.

                     WHERE YOU CAN FIND ADDITIONAL INFORMATION

  We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

  * Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;
  * Seven World Trade Center, 13th Floor, New York, New York 10048; or
  * Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
    60661.

  Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

  Upon the effectiveness of this offering, we expect to become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing consolidated financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.

                                       33

                         INDEX TO FINANCIAL STATEMENTS


                                                             Page

Independent Accountant's Report . . . . . . . . . . . . . . . F-1

Financial Statements:
Balance Sheet at December 31, 2000. . . . . . . . . . . . . . F-2

Statement of Operations for the period from
     March 13, 2000 (inception)through
     December 31, 2000. . . .  . . . . . . . . . . . . . . . .F-3

Statement of Changes in Stockholders'
     Equity for the period from March 13, 2000
     (inception) through December 31, 2000. . . . . . . . . . F-4

Statement of Cash Flows for the period
     from March 13, 2000 (inception)
     through December 31, 2000. . . . . . . . . . . . . . . . F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . .F-6

                                       34

                        INDEPENDENT ACCOUNTANT'S REPORT

Board of Directors
Mentor Capital Consultants, Inc.

We have audited the accompanying balance sheet of Mentor Capital Consultants, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mentor Capital Consultants, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from March 13, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

Van Dorn & Bossi
Certified Public Accountants
Boulder, Colorado
January 10, 2001

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET

                                 December 31, 2000

                                     ASSETS:

Current assets:

    Cash                                                            $934,233
                                                                  -----------
        Total current assets                                         934,233

    Furniture and equipment (Notes B and D)                          100,074
      Less accumulated depreciation                                   (9,623)
                                                                  -----------
        Total Furniture and equipment                                 90,451

    Other assets - rent deposit                                        2,000
                                                                  -----------
        Total assets                                              $1,026,684
                                                                  ===========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accrued payroll taxes                                            $29,259
                                                                  -----------
        Total current liabilities                                     29,259

Commitments (Note F)

Stockholders' equity (Notes C and F):

    Preferred stock; par value $.0001 per share; 25,000,000 shares authorized, none issued or outstanding

    Common stock; par value $.0001 per share; 100,000,000 shares
      authorized, 15,505,762 shares issued and outstanding             1,551
    Additional paid-in-capital                                     1,648,253
    Deficit accumulated during the development stage                (652,379)
                                                                  -----------
        Total stockholders' equity                                   997,425
                                                                  -----------
        Total liabilities and stockholders' equity                $1,026,684
                                                                  ===========


See Accountant's Report and Notes to Financial Statements.

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

Income
    Interest income                                                   $3,616
    Other income                                                       6,200
                                                                  -----------
    Total income                                                       9,816


Operating expenses:

    Salaries, wages, temporary labor and employee benefits           328,141
    Consulting                                                       186,690
    Rent                                                              29,707
    Advertising                                                       23,201
    Legal                                                             22,966
    Telephone                                                         10,921
    Depreciation                                                       9,623
    Supplies                                                           8,962
    Interest                                                           8,410
    Travel and entertainment                                           6,856
    Publications                                                       5,196
    Computer                                                           2,842
    Insurance                                                          1,500
    Utilities                                                          1,390
    Postage and delivery                                               1,260
    Other                                                             14,530
                                                                  -----------
    Total operating expenses                                         662,195
                                                                  -----------
    Net loss                                                       $(652,379)
                                                                  ===========
    Net loss per share - basic and diluted                            $(0.05)
                                                                  ===========

See Accountant's Report and Notes to Financial Statements.

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                       Deficit
                                                                     Accumulated
                                                                       During
                                    Common Stock       Additional    Development
                                  Shares   Amount   Paid-in Capital     Stage
                               ---------- --------  ---------------  -----------
Issuance of common
  stock on
  March 13, 2000               11,682,500   $1,168       $84,695      $    -

Issuance of common
   stock for cash
   during private
   placement from
   March 13, 2000 to
   December 31, 2000 (Note F)   3,645,000      365     1,492,760

Issuance of common
   stock for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note F)     178,262       18        50,798

Issuance of stock options
   to non-employees for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note C)                             20,000

Net loss for the period
   from March 13, 2000
   (inception) to
   December 31, 2000                                                   (652,379)
                               ---------- --------  ---------------  -----------
Balance,
   December 31, 2000           15,505,762   $1,551    $1,648,253      $(652,379)
                               ========== ========  ===============  ===========


See Accountant's Report and Notes to Financial Statements.

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

Cash flows used for operations:

    Net loss                                                       $(652,379)

    Adjustments to reconcile net loss to net cash used for operations:
        Depreciation                                                   9,623
        Services performed in exchange for stock and options          70,815

    Changes in assets and liabilities:
        Increase in accrued payroll taxes                             29,259
                                                                 ------------
        Net cash used for operating activities                      (542,682)

Cash flows used for investing activities:

    Purchase of furniture and equipment                             (100,074)
    Payment of rent deposit                                           (2,000)
                                                                 ------------
        Net cash used for investing activities                      (102,074)

Cash flows provided by financing activities:

    Proceeds from issuance of common stock                         1,578,989
                                                                 ------------
        Net cash provided by financing activities                  1,578,989
                                                                 ------------
    Net increase in cash                                             934,233

    Cash, beginning of period                                           -
                                                                 ------------
    Cash, end of period                                             $934,233
                                                                 ============
Supplemental disclosure of non-cash investing and financing activities:

    Common stock issued for services                                 $70,815
                                                                 ============


See Accountant's Report and Notes to Financial Statements.

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                                 DECEMBER 31, 2000

NOTE A - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:
Description of the business

Mentor Capital Consultants, Inc. ("the Company") was incorporated in the State of Delaware on March 13, 2000.

Mentor Capital Consultants, Inc., was organized to provide business management and marketing consulting services to start up and emerging growth companies and the entrepreneurs that operate them.

ACCOUNTING POLICIES:

Equipment:
Equipment is recorded at cost and depreciated on the straight-line method over the estimated useful lives.

Advertising:
All advertising costs are expensed when incurred.

Use of Estimates:
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:
Future revenue will be recognized at the time services are rendered. Accounts Receivable are written off when deemed uncollectable.

Income taxes:
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Earnings per share:
Basic earnings per share is the amount of earnings for the period available to each share of common stock outstanding during the period. The number of shares outstanding is computed based on a daily weighted average. Common stock equivalents have been excluded because their effect would reduce net loss per share.

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

The calculation of earnings per share is as follows:
                                                                  Period from
                                                                March 13, 2000
                                                                (Inception) to
                                                               December 31, 2000
                                                              ------------------
Net Loss                                                              $(652,379)
                                                              ==================
Average shares outstanding                                           13,122,186
                                                              ==================
Basic and diluted net loss per share                                     $(0.05)
                                                              ==================

Recent accounting pronouncements:
In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 137, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company has not yet determined the impact of the adoption of SFAS No. 133 on its financial statements or business practices.

In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998 and provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities to be expensed as incurred. The Company has expensed all start-up costs and organization costs.

Cash and cash equivalents:
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks.

NOTE B - INCOME TAXES:
The Company did not record any provision for federal and state income taxes through December 31, 2000. The actual tax expense for the period differs from "expected" tax expense (computed by applying the

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                              DECEMBER 31, 2000

statutory U.S. federal corporate tax rate of 34% to net loss before income taxes) as follows:
                                                                    Period
                                                                     From
                                                                 March 13, 2000
                                                                (inception) to
                                                               December 31, 2000
                                                              ------------------
Computed "expected" tax benefit                                       $(221,809)
Change in valuation allowance for deferred assets                       221,809
                                                              ------------------
Net tax benefit                                                       $    -
                                                              ==================

At December 31, 2000, deferred income tax assets result from federal and state operating loss carryforwards in the amount of $581,600 plus timing difference related to deductions for non-cash compensation in the amount of $70,815. These loss carryforwards expire in 2020. Net deferred tax assets consist of the following:

Tax effect of net operating loss carryforwards                        $(197,732)
Tax effect of timing differences related to compensation expense        (24,077)
Less valuation allowance                                                221,809
                                                                    ------------
Net deferred tax assets                                               $    -
                                                                    ============

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

NOTE C - STOCK OPTIONS:

The Company has granted non-statutory options to purchase 115,058 shares of common stock to certain employees at prices ranging from $.25 to $.50 per share.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25.

As of December 31, 2000, 81,000 options are exercisable at $.25; 34,058 options are exercisable at $.50 and the weighted average exercise price of all options outstanding is $.32.

                          MENTOR CAPITAL CONSULTANTS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                              DECEMBER 31, 2000

If the Company had used the Fair Value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net income for the period ended December 31, 2000 would have increased by $21,910, resulting in net loss of ($674,289). The computation of the effects of the application of the Fair Value based method is based on expected lives of 24 months, and a risk-free interest rate of 6%. No dividend yield is assumed.

In addition to stock options granted to employees, the Company granted options to purchase 80,000 shares of common stock to certain consultants for $.25 per share, which was the price at which stock was being sold to new investors at the time of grant. The compensation cost of these options, measured by the fair value of services received less the exercise price for the options amounted to $20,000, and has been included in net loss for the period.

NOTE D - RELATED PARTY TRANSACTIONS:

At the inception of the Company, the primary stockholder sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value; the Board of Directors approved the transaction; the primary stockholder abstained from voting.

NOTE E - OPERATING LEASE:

The Company occupies its office space under a month-to-month lease at a rental of $4,000 per month.

NOTE F - EQUITY TRANSACTIONS:

During the period from March 13, 2000 to December 31, 2000, the Company issued common stock to new investors in two different increments, the first at $.25 per share for 1,457,762 shares, and the second at $.50 per share for 2,365,500 shares.

During the same period, certain employees and consultants received common stock for services. These shares were valued based on the price at which shares were being issued at the time services were rendered.

                                                                       EXHIBIT A

                                  1,500,000 Units
                          MENTOR CAPITAL CONSULTANTS, INC.
                             Common Stock and Warrants

                              SUBSCRIPTION AGREEMENT
                               -------------------

Mentor Capital Consultants, Inc.
4940 Pearl East Circle, Suite 104
Boulder, Colorado 80301

Gentlemen:
  The undersigned irrevocably subscribe(s) for and agree(s) to purchase units, each unit consisting of two shares of common stock ("Common Stock") and warrants to purchase two additional shares of common stock of Mentor Capital Consultants, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $_______ per unit (checks made payable to "Grafton State Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION

  Each of the undersigned certifies under penalty of perjury that:
    (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
    (2)  The undersigned is not subject to backup withholding because:
      (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
      (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.
    Note: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

  Common stock and warrants are to be registered as indicated below. (Please type or print.)


______________________________________________________________________
                               Name(s)

__________________________________________
Social Security or Federal Tax I.D. Number

_______________________________________  (____)_______________________________
            Street Address                        Telephone Number

_______________________________________
          City, State, Zip Code



OWNERSHIP: [_] Individual [_] Marital Property [_] Joint Tenants with Right of Survivorship [_] Tenants in Common [_] Corporation [_] Partnership
[_] Trust  [_] IRA/Qualified Plan  [_] Other _________________________

  If common stock and warrants are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

                                       A-1

SUBSCRIBER SIGNATURES

Individuals  (All proposed record holders must sign.)

Dated:_________________



________________________________                _______________________________
         (Signature)                                     (Signature)

________________________________                _______________________________
      (Print or Type Name)                           (Print or Type Name)


Corporations, Partnerships, Trusts and IRAs/Qualified Plans
(Certificate of Signatory must be completed.)


Dated:__________________________        _______________________________________
                                              (Print or Type Name of Entity)


                                     By:_______________________________________
                                        (Signature of Authorized Representative)

                             Certificate of Signatory

I,________________________________________, am the ____________________________
(Print or Type Name of Authorized Representative)(Print or Type Title
                                                                    or Position)
of ____________________________________________("Entity").
    (Print or Type Name of Subscribing Entity)

  I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

                                        ________________________________________
                                        (Signature of Authorized Representative)

ACCEPTANCE

  Subscription ___ accepted  ___ rejected as of ________________________, 2001.


                                        MENTOR CAPITAL CONSULTANTS, INC.



                                     By:________________________________________
                                         (Signature of Authorized Officer)

                                       A-2

No. ___                                                                EXHIBIT B

                                    WARRANT
                             To Purchase Common Stock
                                       of
                         Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, ____________ __________________________ or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, _______________________ shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of _______ Dollars ($______) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for a period of eighteen (18) months, commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act of 1933, as amended ("Securities Act"), provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof. This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.

                                       B-1

  Commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein.
In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.

                                       B-2

         This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

         Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

         As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

         IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

                                           MENTOR CAPITAL CONSULTANTS, INC.

Attest:


__________________________________         By:_________________________________
                         Secretary                                    President

[CORPORATE SEAL]


                                       B-3

                                SUBSCRIPTION FORM

                     (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated:___________________________


Number of Shares Subscribed For:

       ____________________
                                          __________________________________
                                                   (Signature)



                                          __________________________________
                                                   (Signature)




                                   ASSIGNMENT

                (To Be Executed By the Registered Holder to Effect
                         a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto ___________________________________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint _____________________________________________
to transfer the said right on the books of the Company, with full power of substitution.


Dated:__________________________


                                          ____________________________________
                                                   (Signature)



                                          ____________________________________
                                                   (Signature)


                                       B-4

                       [Inside back cover]

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the units.

                              [Outside back cover]

                           MENTOR CAPITAL CONSULTANTS INC.

                                     PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys, fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys, fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, the Company's Certificate of Incorporation ("Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The By-laws of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or was serving at the request of the Company.

  The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Certificate and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

                                      II-1

Item 25. Other Expenses of Issuance and Distribution.

     SEC registration fee . . . . . . . . . . . . .  $          2,750
     Legal fees and expenses. . . . . . . . . . . .            40,000 *
     Accounting fees and expenses . . . . . . . . .             8,500 *
     Blue Sky fees and expenses . . . . . . . . . .             4,500 *
     Escrow fees and expenses . . . . . . . . . . .             2,500 *
     Printing and engraving . . . . . . . . . . . .             3,500 *
     Miscellaneous. . . . . . . . . . . . . . . . .             1,875 *
                                                               ______
          Total . . . . . . . . . . . . . . . . . .  $         63,625 *

________________
     *  Estimate

Item 26.   Recent Sales of Unregistered Securities.

  Upon inception (March 13, 2000), 11,682,500 shares of common stock were issued to the initial 6 shareholders of the Company for aggregate consideration in the amount of $85,863, including 10,335,250 shares issued to directors and officers for $863. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From September 15, 2000 through December 31, 2000, the Registrant sold 3,823,262 shares of its common stock in a private offering to 81 individual investors (64 accredited and 17 nonaccredited) for an aggregate purchase price of $1,547,191. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commission or other compensation was paid in connection with such transactions. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

  From September 15, 2000 through December 31, 2000, the Registrant granted options covering 195,058 shares of its common stock to 14 persons (8 employees and 6 non-employees). 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement; 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 81,000 of such options are exercisable at the price of $0.25 per share, and 34,058 are exercisable at $0.50 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

Item 27. Exhibits.

   Exhibit
   Number                   Description

    3.1  Certificate of Incorporation of the Registrant
    3.2  By-Laws of the Registrant
    3.3  Certificate of Amendment to Certificate of Incorporation of the
         Registrant
    5.1  Opinion of Kranitz & Philipp, as to the legality of the Units *
   10.1  Escrow Agreement, between the Registrant and Grafton State Bank
   10.2  $3.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.3  $4.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.4 Lease Agreement, between the Registrant and CarSch Management Services, Inc. *
   23.1  Consent of Kranitz & Philipp (included in Exhibit 5.1) *
   23.2  Consent of Van Dorn & Bossi *
   24.1  Power of Attorney (included at Page II - 4)
  ______________________
  *   To be filed by amendment.

                                      II-2

Item 28.   Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned small business issuer will:

  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

  (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

  (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                      II-3

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on March ##, 2001.

                                             MENTOR CAPITAL CONSULTANTS, INC.



                                              /s/ W. Michael Bissonnette
                                   By:_______________________________________
                                         W. Michael Bissonnette, President



                                POWER OF ATTORNEY

  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

               Signature                   Title                  Date
              -----------                 -------                ------

      /s/ W. Michael Bissonnette    President, Treasurer       April 12, 2001
    _____________________________
        W. Michael Bissonnette      (Principal Executive,
                                  Financial and Accounting
                                    Officer) and Director




      /s/ Elizabeth B. Lane        Secretary and Director      April 12, 2001
    _____________________________
          Elizabeth B. Lane




      /s/ Richard A. Kranitz              Director             April 12, 2001
    _____________________________
          Richard A. Kranitz

                                      II-4

                                 1,500,000 Units
                           MENTOR CAPITAL CONSULTANTS INC.
                             Common Stock and Warrants

                                INDEX TO EXHIBITS

   Exhibit
   Number                   Description

    3.1  Certificate of Incorporation of the Registrant
    3.2  By-Laws of the Registrant
    3.3  Certificate of Amendment to Certificate of Incorporation of the
         Registrant
    5.1  Opinion of Kranitz & Philipp, as to the legality of the Units *
   10.1  Escrow Agreement, between the Registrant and Grafton State Bank
   10.2  $3.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.3  $4.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.4 Lease Agreement, between the Registrant and CarSch Management Services, Inc. *
   23.1  Consent of Kranitz & Philipp (included in Exhibit 5.1) *
   23.2  Consent of Van Dorn & Bossi *
   24.1  Power of Attorney (included at Page II - 4)
  ______________________
  *   To be filed by amendment.


                                      II-5